 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33669	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027	116100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011)-86-10-8447-8280

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 28, 2012, Fushi Copperweld, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Green Dynasty Holdings Limited, a Cayman Islands exempted company (“Holdco”), Green Dynasty Limited, a Cayman Islands exempted company wholly owned by Holdco (“Parent”) and Green Dynasty Acquisition, Inc., a Nevada corporation wholly owned by Parent (“Merger Sub”). Holdco, Parent and Merger Sub are entities affiliated with Mr. Li Fu ("Mr. Fu"), Chairman and Co-CEO of the Company, and Abax Capital Partners (Hong Kong) Limited ("Abax").

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the effective time of the merger, Merger Sub will be merged with and into the Company, the Company will become a wholly-owned subsidiary of Parent, and each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger (the “Shares”) will be converted into the right to receive $9.50 in cash without interest, except for Shares to be contributed to Parent by Mr. Fu, certain related persons, and certain funds affiliated with Abax (collectively, the "Rollover Stockholders") prior to the effective time of the merger pursuant to a Contribution Agreement, dated the date of the Merger Agreement, among the Rollover Stockholders, Holdco, and Parent.  Currently, the Rollover Stockholders collectively beneficially own approximately 29.4% of the Shares.

The Merger Agreement contains customary representations and warranties of the Company, on the one hand, and of Holdco, Parent, and Merger Sub, on the other. The Merger Agreement also includes customary covenants of the Company, Holdco, Parent, and Merger Sub. Except as expressly provided in the Merger Agreement, the Company has agreed that until the effective time of the merger it shall use its reasonable best efforts to conduct its business in the ordinary course of business, preserve substantially intact its business organization and preserve its present relationships with customers, suppliers, and other persons with which it has material business relations.  The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to or accept any such proposal, subject, in each case, to certain customary exceptions.

The Merger Agreement also includes customary termination provisions for both the Company and Parent. If the Merger Agreement is terminated under certain circumstances, the Company will be required to pay Parent a termination fee of $11,000,000.  If the Merger Agreement is terminated under certain other circumstances, Parent will be required to pay the Company a termination fee equal to $22,000,000.

The merger is subject to approval of the Merger Agreement by the Company's stockholders (including the approval of the holders of at least 60% of the outstanding Shares not owned by the Rollover Stockholders and their respective affiliates) and other customary closing conditions.

The Company’s Board of Directors, acting upon the unanimous recommendation of a special committee of the Board of Directors comprised solely of independent and disinterested directors (the “Special Committee”) approved and adopted the Merger Agreement and has recommended that the Company’s stockholders vote to approve the Merger Agreement.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Holdco, Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and (ii) confidential disclosures made to Holdco, Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Rollover Stockholders and Parent entered into a Voting Agreement (the “Voting Agreement”) with the Company, pursuant to which the Rollover Stockholders have agreed to, among other things, vote all of the shares of Company common stock that they beneficially own in favor of the approval of the Merger Agreement, subject to the terms and conditions thereof.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Limited Guarantee

On June 28, 2012, Mr. Fu, and certain funds affiliated with Abax entered into a limited guarantee in favor of the Company (the “Guarantee”) guaranteeing, subject to the terms and conditions of the Guarantee, the payment of, among other things, the $22,000,000 termination fee that may become payable to the Company by the Parent pursuant to the Merger Agreement.

The foregoing description of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Guarantee attached hereto as Exhibit 10.2, which is incorporated herein by reference.

In connection with the proposed merger, the Company will prepare and file with the Securities and Exchange Commission (“SEC”) a proxy statement. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC's website (http://www.sec.gov) or at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company’s Investor Relations department at the following address and/or phone number:

TYG Center Tower B, Suite 2601

Dongsanhuan Bei Lu, Bing 2

Chaoyang District

Beijing, China, 100027

(+1) 615.377.4183

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on April 27, 2012 with respect to the 2012 Annual Meeting of Stockholders of the Company. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be, to the extent required, contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger.

Item 8.01 Other Events.

On June 28, 2012, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 28, 2012, by and among the Company, Green Dynasty Holdings Limited, Green Dynasty Limited and Green Dynasty Acquisition, Inc.

10.1	Voting Agreement, dated as of June 28, 2012, by and among the Company, Green Dynasty Limited and certain stockholders of the Company.

10.2	Limited Guarantee, dated as of June 28, 2012, by Mr. Li Fu, Abax Lotus Ltd. and AGC Asia Ltd. in favor of the Company.

99.1	Press Release dated June 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: June 29, 2012	By: /s/ Wenbing Christopher Wang____ Name: Wenbing “Christopher” Wang Title: President

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June28, 2012, by and among the Company, Green Dynasty Holdings Limited, Green Dynasty Limited and Green Dynasty Acquisition, Inc.

10.1	Voting Agreement, dated as of June 28, 2012, by and among the Company, Green Dynasty Limited and certain stockholders of the Company.

10.2	Limited Guarantee, dated June as of 28, 2012, by Mr. Li Fu, Abax Lotus Ltd. and AGC Asia Ltd. in favor of the Company.

99.1	Press Release dated June 28, 2012.